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                                                                   EXHIBIT 10.11



                        WORKERS' COMPENSATION REINSURANCE
                                   ASSOCIATION





                               (COMPANY NAME LOGO)






                              REINSURANCE AGREEMENT




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       Workers' Compensation Reinsurance Association Reinsurance Agreement


    NATURE AND SCOPE OF AGREEMENT
    A.   The Purpose...................................................................................................... 1
    B.   Parties.......................................................................................................... 1
    C.   Definitions...................................................................................................... 1

    PART ONE:  Reinsurance Agreements..................................................................................... 1
    A.   Liability of Association......................................................................................... 1
    B.   Member's Duties.................................................................................................. 1

    PART TWO:  Retention Limits........................................................................................... 2

    PART THREE:  Reinsurance Provided by Association Exclusive............................................................ 2

    PART FOUR:  Coverage.................................................................................................. 2
    A.   General Scope.................................................................................................... 2
    B.   Per Occurrence Basis............................................................................................. 2
    C.   Claims Expenses.................................................................................................. 2
    D.   Assessments...................................................................................................... 3
    E.   Effective Date................................................................................................... 3

    PART FIVE:  Premiums.................................................................................................. 3
    A.   Annual Premium................................................................................................... 3
    B.   Billing of Premium............................................................................................... 3
    C.   Offset........................................................................................................... 3
    D.   Annual Adjustment of Premium..................................................................................... 3
    E.   Interim Adjustment of Premium.................................................................................... 4
    F.   Surplus Distributions and Deficiency Assessments................................................................. 4
    G.   Premiums for Unfunded Coverage................................................................................... 4
    H.   Premium Audits................................................................................................... 4

    PART SIX:  Reimbursement Procedure for Indemnification of
    Ultimate Losses in Excess of a Member's Retention Limit............................................................... 4

    PART SEVEN:  Management of Claims and Losses.......................................................................... 5
    A.   Claims........................................................................................................... 5
    B.   Claims Audits.................................................................................................... 5
    C.   Reporting Requirements........................................................................................... 5
    D.   Legal Proceedings................................................................................................ 6

    PART EIGHT:  Subrogation, Salvage, and Third Party Recoveries......................................................... 6

    PART NINE:  Recoveries Under The Terrorism Risk Insurance Act of 2002................................................. 7

    PART TEN:  Resolution of Disputes..................................................................................... 7

    PART ELEVEN:  Insolvency.............................................................................................. 8

    PART TWELVE:  Termination............................................................................................. 8

                                                       Effective January 1, 2003

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NATURE AND SCOPE OF AGREEMENT

A.       THE PURPOSE

         The purpose of this Reinsurance Agreement (the "Agreement") is to set forth the basic conditions of the reinsuring agreement between the Workers' Compensation Reinsurance Association ("Association") and the Member. This Agreement is authorized by the Association's Enabling Act (Minn. Stat. Section 79.34, et seq.), (the "Enabling Act"); its Plan of Operation (the "Plan"); and its Operating Rules.

         Ref:   Plan, Article VI.K.

B.       PARTIES
         This Agreement is solely between the Member and the Association. All affiliated insurers or self-insurers within a holding company system shall be considered a single entity for purposes of the exercise of all rights and duties of membership in the Association. Nothing in this Agreement shall establish any rights in favor of any third party. Nothing in this Agreement shall create any liability or responsibility on the part of the Association for actions of the Member or other members. Nothing in this Agreement shall limit the Member's liability to employers, employees and others under Minn. Stat. chs. 79 and 176 and other Minnesota law.

         Ref:   Minn. Stat. Section 79.34. subd. 1.
                Plan, Article VI.E.l., and VI.M.

C.       DEFINITIONS
         To the extent defined in the Plan or in Operating Rules, the words used in this Agreement shall have the meanings given them by the Plan and the Operating Rules.

         Ref:   Plan, Article I.

D. AGREEMENT INCORPORATES BY REFERENCE THE PLAN AND THE OPERATING RULES This Agreement incorporates by reference the Plan and the Operating Rules as they may from time to time be amended. The provisions of the Enabling Act, Plan, and Operating Rules shall be controlling over any conflicting provisions of this Agreement.

         Ref:   Plan, Article IX.E.

PART ONE:
REINSURANCE AGREEMENTS

A.       LIABILITY OF ASSOCIATION
         The Association shall reinsure the Member's Minnesota workers' compensation liability and shall indemnify the Member for 100 percent of the amount of ultimate loss arising out of each occurrence compensable under Minn. Stat. Ch. 176 to the extent that the ultimate loss exceeds the Member's retention limit in effect at the time of the loss occurrence and subject to the terms and conditions of the Enabling Act, the Plan, and the Operating Rules.

         Ref:   Minn. Stat. Section 79.34, subd. 2.
                Plan, Article VI.A.

B.       MEMBER'S DUTIES
         The Member shall comply with all requirements of the Enabling Act, Plan, and Operating Rules. These requirements include, but are not limited to, the following: The Member shall reinsure its Minnesota workers' compensation liability with the Association, pay all benefits for losses reinsured by the Association that are covered by the terms and conditions of the original policies issued to the Member's insureds, belong to the Association, accept indemnification from the Association, and report to the Association claims for benefits which may involve liability to the Association.

         Ref:   Minn. Stat. Section 79.34, subds. 1 and 2.
                Plan, Article III. and Article VI.A.

                                                       Effective January 1, 2003

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PART TWO:
RETENTION LIMITS

The Member shall select the low, high or super retention limit for each calendar year. The retention limits may be changed annually on January 1. The Member shall notify the Association by certified mail of any change of its retention limit selection by December 1 of the year preceding the coverage year. All affiliated insurers or self-insurers within a holding company system shall select the same retention limit. If the Association is not notified of the Member's change of retention limit for the next coverage year by December 1, the Member shall be deemed to have chosen for the next coverage year the same retention limit (low, high, or super retention limit) which was in effect on December 1.

Ref:  Minn. Stat. Section 79.34, subds. 1 and 2.
      Plan, Article VI.A.

PART THREE:
REINSURANCE PROVIDED BY ASSOCIATION EXCLUSIVE

A Member selecting the high or super retention limit shall not purchase reinsurance for losses below its retention limit except in certain circumstances specified by statute. A Member selecting the low retention limit may purchase reinsurance from other organizations to provide indemnification for losses below its retention limit. A Member shall not issue large deductible policies in Minnesota for deductible amounts in excess of its selected retention limit.

Ref:  Minn. Stat. Section 79.34, subd. 2.
      Minn. Dept. of Commerce, Bulletin 91-5

PART FOUR:
COVERAGE

A.       GENERAL SCOPE
         The reinsurance provided by the Association shall cover only benefits under Minn. Stat. Ch. 176 which are paid by the Member, provided that for losses incurred on or after January 1, 1984, the reinsurance provided shall cover benefits paid by the Member under the workers' compensation law of another state when the injured worker is eligible for benefits under Minn. Stat. Section 176.041, subds. 2 or 3, but elects to receive benefits under the workers' compensation statute of such other state, as provided in Minn. Stat. Section 79.34 subd. 7. Any amounts paid by a Member pursuant to Minn. Stat. Section Section 176.183; 176.221, subd. 1; 176.225; and 176.82 shall not be included in ultimate loss and shall not be indemnified by the Association. Employers' liability coverage is not provided by the Association. The Association does not cover claims under the Federal Employers' Liability Act, the Jones Act, the Longshoremen's and Harbor Workers' Compensation Act, or any other federal law.

         Ref:   Minn. Stat. Section 79.34, subds. 2 and 7.
                Minn. Stat. Section 176.041, subds. 2 and 3
                Plan, Article VI.

B.       PER OCCURRENCE BASIS
         Coverage shall be provided on a per occurrence basis, as determined by the Association, except as otherwise provided by statute, including, in the case of occupational disease, where coverage is provided on a per person per occurrence basis.

         Ref:   Minn. Stat. Section 79.34, subd. 2.
                Plan, Article I.N. and Article VI.

C.       CLAIMS EXPENSES
         Claims expenses, assessments, damages and penalties shall not be indemnified by the Association. Claims expenses include investigation and legal expenses, court costs, interest and penalties. Expenses subject to indemnification include expenditures incurred in the preparation and development of a rehabilitation plan submitted to the Department of Labor and Industry and in the provision of rehabilitation services rendered in accordance with such a rehabilitation plan.

                                                       Effective January 1, 2003


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         Ref:   Minn. Stat. Section 79.34, subd. 2.
                Plan, Article I.G.
                Operating Rule for Clarification of the
                 Definition of Claims Expenses

D.       ASSESSMENTS
         Assessments, including Special Compensation Fund assessments under Minn. Stat. Sections 176.129 and 176.131 shall not be reimbursed by the Association.

         Ref:   Minn. Stat. Section Section 176.129 and 79.34,
                 subd. 2.
                Plan, Article VI.V.

E.       EFFECTIVE DATE
         Coverage shall be effective as of 12:01 A.M. on the date that the Member's authority to either insure or self-insure workers' compensation liabilities is approved by the Minnesota Department of Commerce. In no case shall the Association be liable for benefits for occurrences taking place prior to October 1, 1979. The Association shall have no liability for death benefits where an injury prior to October 1, 1979, causes death on or after October 1, 1979. Effective January 1, 1984, certain benefits paid pursuant to the workers' compensation laws of other states will be covered, as provided in Part Four A. of this Agreement.

         Ref:   Minn. Stat. Section 79.34, subds. 1, 2 and 7.

PART FIVE:
PREMIUMS

A.       ANNUAL PREMIUM
         The Member shall pay an annual premium for the reinsurance coverage provided by the Association at the rate determined by the Board of Directors of the Association ("Board of Directors") and approved by the Minnesota Commissioner of Labor and Industry ("Commissioner"). Estimated premium shall be calculated in accordance with procedures established in the Operating Rule for Determination of Exposure Base. The estimated exposure base for a Member may be revised after six months of the coverage year if the member verifies that its current annualized six month exposure base is at least fifteen percent higher or lower than its estimated exposure base. When the actual exposure base figures for the billing year become available, the actual premium shall be calculated. A premium adjustment shall be made as provided in Part Five D. of this Agreement.

         Ref:   Minn. Stat. Section 79.35(d).
                Plan, Article VI.D.
                Operating Rule for Determination of
                 Exposure Base

B.       BILLING OF PREMIUM
         The estimated premium shall be billed on a quarterly basis, and shall be payable within 30 days of the date of mailing of the premium notice, with late payments subject to interest charges established by the Board of Directors.

         Ref:   Plan, Article VI.D.3.

C.       OFFSET
         The Association may offset indemnification payable to the Member against premium payable by the Member. Premiums payable shall not be offset by the Member against indemnification claimed by the Member.

         Ref:   Plan, Article VI.D.3.c.

D.       ANNUAL ADJUSTMENT OF PREMIUM
         The Association shall annually provide to the Member a statement indicating adjustments for previous years' premium. Amounts due the Association as a result of the adjustment shall be paid by the Member within 30 days of the date of mailing of the adjusted premium notice, with late payments subject to interest charges established by the Board of Directors. Amounts due the Member shall be credited to the Member's premium account with the Association, and any credit premium balance shall be refunded to the Member within 30 days.


                                                       Effective January 1, 2003

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         Ref:   Plan, Article VI.D.2.b.
                Operating Rule for Determination of
                 Exposure Base
                Operating Rule for Annual and Audit
                 Premium Adjustment Refunds

E.       INTERIM ADJUSTMENT OF PREMIUM
         A Member who ceases doing business in Minnesota or a self-insurer Member who ceases to be an approved self-insurer may request an interim adjustment of estimated annual premium.

         Ref:   Operating Rule for Interim Adjustment
                 of Estimated Annual Premium

F.       SURPLUS DISTRIBUTIONS AND DEFICIENCY ASSESSMENTS
         The Board of Directors may declare a distribution of surplus or assessment of deficiencies in the form of member excess or deficient premiums or policyholder excess surplus or deficiencies as required by the Operating Rule for the Determination of Surplus. Such distributions or assessments may result from statutory changes, changes in the exposure base, or excess or deficient funds. Distributions of surplus and deficiency assessments shall be made as required by the Board of Directors in accordance with the Enabling Act, Plan and Operating Rule for the Determination of Surplus as they have been interpreted by the courts.

         Ref:   Minn. Stat. Section 79.34, et seq.
                Plan, Article VI.D.1.d. and VI.N.
                Operating Rule for the Determination
                 of Surplus

G.       PREMIUMS FOR UNFUNDED COVERAGE
         In the event that benefits paid or expected to be paid on any claims in a calendar year exceed the prefunded limit in effect at the time the loss was incurred, the Association shall calculate and charge to all Members an additional premium for that year sufficient to cover the payments in excess of the prefunded limit. The premium shall be charged and collected in the same manner as the annual premium.

         Ref:   Minn. Stat. Section 79.35(d).

H.       PREMIUM AUDITS
         The Association may inspect and audit any Member's records to determine the accuracy of the premium calculation. The Member shall timely provide all information requested and shall in all respects cooperate fully in providing information during the course of an audit.

         Ref:   Plan, Article VI.D.2.f.

PART SIX:
REIMBURSEMENT PROCEDURE FOR INDEMNIFICATION OF ULTIMATE LOSSES IN EXCESS OF A MEMBER'S RETENTION LIMIT

Requests for reimbursement shall be submitted in a form approved by the Association. The first request shall be submitted within six months after the Member's payments on a loss exceed the Member's Retention Limit. Thereafter the Member, if entitled to indemnification by the Association, shall file a reimbursement request form semiannually until the claim is closed. The request shall be submitted to the Association in accordance with the provisions of the Operating Rule for Reimbursement Procedures. The Member and the Association may, in the alternative, agree upon a semiannual reimbursement cycle, whereby all of the Member's reimbursement requests, regardless of loss occurrence date, are filed on the same cycle. If a claim settles on a full, final and complete basis, or the claim file is closed, a reimbursement request may be filed at any time. If payments for which reimbursement is due exceed $30,000 in the three months following a regularly scheduled reimbursement date, a reimbursement request may be filed in the following month. The reimbursement request shall itemize all payments of benefits since submission of the last reimbursement request.

Proper and complete reimbursement requests for indemnification of Ultimate Losses in excess of a Member's Retention Limit shall be promptly paid by the Association.


                                                       Effective January 1, 2003

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Ref:   Plan, Article VI.
       Operating Rule for Reimbursement
         Procedures


PART SEVEN:
MANAGEMENT OF CLAIMS AND LOSSES

A.       CLAIMS
         The Member shall have the primary responsibility for the investigation, management, and defense of all claims. The Member may settle and compromise disputed claims that are within the terms and conditions of the original policies issued by the Member and are consistent with the claims procedures established by the Association.

         If the Association, in its sole discretion, determines that the claims procedures or practices of a Member are inadequate to properly limit the liabilities of the Association, or may, in any way, jeopardize the interests of the Association, the Association may withhold reimbursements from the Member until it determines that the deficiencies in the claims procedures and practices have been resolved, or the Association may, with the approval of the Board of Directors and at the Member's expense, undertake directly or contract with another person, including another Member, to adjust or assist in the adjustment of a Claim or Claims which create a potential liability to the Association. Except as provided by Minn. Stat. Section 79.35(g), the Association may charge the costs and expenses of these activities, including legal expenses, to the Member. The Member shall cooperate fully with the Association in such claims management. If the Board of Directors determines that the claims procedures or practices of a Member are inadequate to properly service the liabilities of the Association, or may, in any way, jeopardize the interests of the Association, the Association may also recommend to the Commissioner and the Commissioner of Commerce that an Insurer Member's license to transact workers' compensation insurance, or a Self-insurer Member's authorization to self-insure workers' compensation liability, pursuant to Minn. Stat. Section 176.181, be revoked.

         Ref:   Minn. Stat. Section 79.35(g).
                Plan, Article VI.F.4.
                Operating Rule for the Adjustment of
                 Claims

B.       CLAIMS AUDITS
         The Association may inspect and audit the Member's records relating to all claims or related matters. The Member shall timely provide all information requested and shall in all respects cooperate fully in providing information during the course of an audit.

         Ref:   Minn. Stat. Section 79.35(g).
                Plan, Article VI.F.3.

C.       REPORTING REQUIREMENTS
         A condition precedent to reimbursement under Part Six shall be the prompt notification of the Association by the Member of any claim meeting either of the following reporting criteria:

         1. Claim Cost Criteria
            When a Member estimates that the total incurred cost (payments and reserves for future payments) of a claim exceeds 50 percent of the retention limit which was in effect during the year when the loss was incurred, or

         2. Claim Injury Criteria
            When a claimant has suffered a serious injury as described in the following list:

            a. Central Nervous System Injury

               (1)  Spinal cord injury resulting in paraplegia or quadriplegia.

               (2) Brain damage affecting cognition and/or such conditions as permanent disorientation, behavior disorder, personality change, seizure disorder, sensorimotor deficits, aphasia, or coma.

                                                       Effective January 1, 2003

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            b. Fatality, except for a no dependent exposure.

            c. Third degree burns covering 10 percent of the body, or second degree burns covering 30 percent of the body, or if significant medical costs can be anticipated.

            d. Amputations of a significant portion of one extremity or multiple amputations.

            e. Impairment of total vision by 50 percent or more.

            f. Peripheral nerve damage causing major muscle dysfunction or paralysis in an upper or lower extremity.

            g. Serious internal injuries resulting from blunt, penetrating, or crushing injuries to the chest or abdomen.

            h. Multiple fractures, or significant degloving injuries, involving more than one arm, hand, or leg, malunion, or significant shortening of the limbs.

            i. Fracture of both heel bones (bilateral os calcis).

            j. Occupational disease allegedly caused by working conditions or other job-related factors, including asbestosis, or chronic pulmonary disease or other occupational disease which results in disability expected to last two years or more.

         Ref:   Plan, Article VI.B.1.
                Operating Rule for Claim Reporting
                 Procedure

D.       LEGAL PROCEEDINGS
         The Association may intervene in legal proceedings under Minnesota Statutes Chapters 79 and 176 and in any other legal proceedings where the result of the proceeding is considered likely to affect the interests of the Association. The Association shall notify the affected Member prior to intervening.

         Ref:   Minn. Stat. Section 79.36(f).
                Plan, Article VI.H.
                Operating Rule for Intervention in
                 Legal Proceedings

PART EIGHT:
SUBROGATION, SALVAGE, AND THIRD PARTY RECOVERIES

The Member shall, to the extent permitted by law, prosecute or intervene in any and all claims against third parties arising out of any covered loss occurrence and all recoveries therefrom shall be applied to reduce the loss which the Association is required to reimburse to the Member.

If the Member fails or neglects to enforce any such claims, the Association may reduce the Member's reimbursement for such claim by the amount the Member would have recovered from such third parties. In the alternative, the Association may, in its sole discretion, enforce the Member's rights of subrogation against such third parties. The net proceeds recovered, if any, shall be distributed first to the Association to the extent of amounts paid or payable in the future by the Association for the claim. Any excess recovered by the Association shall be paid to the Member or other person entitled to the proceeds, as determined by the Board of Directors.

If the Member desires to waive subrogation, it must promptly notify the WCRA and must secure advance approval by the WCRA staff before agreeing to waive subrogation. If the Member waives its subrogation rights after a claim has occurred without first obtaining the agreement of the Association, and the Association determines that it was not in its best interests to waive subrogation, the Association may refuse to indemnify the Member for that claim to the extent of amounts which the Association determines would have been recoverable through subrogation. The Association may withhold reimbursements to the Member for other claims to recover reimbursements already made on the claim where subrogation was waived.

                                                       Effective January 1, 2003

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Ref:   Minn. Stat. Section 79.36(g)
       Plan, Article VI.E.3. and VI.G.
       Operating Rule for the Adjustment of Claims
       Operating Rule for Approval of Waivers of
         Subrogation

PART NINE:
RECOVERIES UNDER THE TERRORISM RISK INSURANCE ACT OF 2002

Any loss reimbursement that a Member receives from the United States Government under the Terrorism Risk Insurance Act of 2002 (the "TRIA") as a result of a loss occurrence during the term of this Agreement shall inure to the benefit of the Association in the proportion that the Member's insured losses, as defined in the TRIA, in that loss occurrence for coverage provided under this Agreement bear to the Member's total insured losses, as defined in the TRIA, in that loss occurrence.

If a loss reimbursement received by the Member under the TRIA is based on the Member's losses in more than one loss occurrence, and the United States Government does not designate the amount allocable to each loss occurrence, the reimbursement shall be prorated between occurrences in the proportion that the Member's insured losses for coverage provided under this Agreement in each loss occurrence bears to the Member's total insured losses arising out of all loss occurrences to which the recovery applies.

PART TEN:
RESOLUTION OF DISPUTES

Any Member or other interested party aggrieved by any action or decision of the Board of Directors or the Association, or any agent of the Association, may file a written complaint with the Association concerning such action or decision within 30 days after the action was taken or the decision rendered. The complaint will be resolved by the Member Appeals Committee in accordance with the procedures it follows for the resolution of such disputes. Any Member aggrieved by a determination by the Member Appeals Committee may appeal such determination to the Commissioner within 30 days. Any dispute between a Member (or Former Member or successor in interest of a Member) and the Association with respect to Article VI. of the Plan or any provisions in the Reinsurance Agreement or Operating Rules adopted by the Board of Directors relating to coverage, claim, or premium issues, as determined by the Association, shall be resolved by arbitration in accordance with the Commercial Arbitration Operating Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction over the parties and the dispute. A single neutral arbitrator shall be agreed upon by the Member and the Association. If the parties are unable to agree upon a single neutral arbitrator, three arbitrators shall be chosen, one by each party and the third by the two arbitrators so chosen. If either or both parties refuse or neglect to appoint an arbitrator or arbitrators within 30 days after receipt of written notice from the other party requesting the party to do so, the Commissioner may choose the arbitrator or arbitrators which the party or parties refuse or neglect to choose, and the two arbitrators so chosen shall choose the third. If the two arbitrators fail to select the third arbitrator within 30 days after the second of the first two arbitrators is chosen, the Commissioner shall choose the third arbitrator. Each party shall submit its case to the arbitrator or arbitrators within 30 days of the appointment of the arbitrator. The decision of the arbitrator or a majority of the arbitrators shall be a final determination, binding upon both the Member and the Association. The expense of the arbitrator or arbitrators and the arbitration shall be divided as follows: the prevailing party shall pay 25 percent and the remainder shall be paid by the other party. In the event that no one party clearly prevails, the arbitrator or arbitrators shall specify the percentage of expenses to be contributed by the parties. Any such arbitration shall take place in Minneapolis or Saint Paul, Minnesota, unless some other location is mutually agreed upon by the Member and the Association.

                                                       Effective January 1, 2003

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Ref:   Minn. Stat. Section 79.36(h).
       Plan, Article VIII.

PART ELEVEN:
INSOLVENCY

If the Member becomes insolvent, indemnification for losses payable by the Association shall be payable by the Association directly to the Member or its liquidator, receiver, or statutory successor.

If the Member or any other member becomes insolvent, any liability of the insolvent member to the Association shall be apportioned among the remaining members on the same basis as reinsurance premiums are charged. The Association shall have, on behalf of all of the remaining members, all rights allowed by law against the estate or funds of the insolvent member for sums due the Association, and any amounts received by the Association as a result thereof shall be credited to the members on the same basis as reinsurance premiums are charged.

Ref:   Minn. Stat. Section 79.34, subd. 4.
       Plan, Article III. A.2.


PART TWELVE:
TERMINATION

The Commissioner or Commissioner of Commerce may, upon notice to a Member, take any appropriate action against a Member pursuant to procedures available to the Commissioner or Commissioner of Commerce, including revocation of the license of an Insurer to transact workers' compensation insurance or revocation of authorization of a Self-insurer to self-insure workers' compensation liability as authorized by law, for failure to pay Premiums to the Association when due, failure to comply with the Plan, Reinsurance Agreement, or Operating Rules, or failure to comply with Minnesota law. Revocation of authority to write workers' compensation insurance by an Insurer or to self-insure automatically terminates membership in the Association. An Insurer may voluntarily withdraw from membership in the Association only upon ceasing to be authorized by the Commissioner of Commerce to transact workers' compensation insurance in Minnesota. A Self-insurer may voluntarily withdraw from membership in the Association only when it stops self-insuring its workers' compensation liability, which voluntary withdrawal is effective on the date determined by the Commissioner of Commerce. Any unpaid Premiums which have been charged to a withdrawing or terminated Member shall be due and payable as of the effective date of withdrawal or termination, as determined by the Commissioner of Commerce. A Former Member shall continue to be bound by the Act, Plan, and any Reinsurance Agreement or Operating Rules with respect to the performance and completion of any unsatisfied liabilities and obligations to the Association.

      Ref:   Minn. Stat. Section 79.34, subd. 3.
             Plan, Article III.A.l.


Adopted by action of the Board of Directors of the Workers' Compensation Reinsurance Association at its meeting duly called on the 12th day of December, 2002; and approved by the Minnesota Commissioner of Labor and Industry on the 24th day of December, 2002.

WORKERS' COMPENSATION
REINSURANCE ASSOCIATION


By /s/  Carl W. Cummins III
   ---------------------------------------------
      Carl W. Cummins III
      Its President



ATTEST


By /s/ Cynthia M. Smith
   ---------------------------------------------
      Cynthia M. Smith
      Its Secretary



                                                       Effective January 1, 2003

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